SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2005 (May 31, 2005)

Knight Capital Group, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-14223	22-3689303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	I.R.S. Employer Identification No.)

545 Washington Boulevard, Jersey City NJ	07310
(Address of principal executive offices)	(Zip Code)

(201) 222-9400

(Registrant’s telephone number, including area code)

Knight Trading Group, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Employment Agreement for Thomas M. Joyce

On May 31, 2005, the Board of Directors of the Company unanimously approved an amendment to the Employment Agreement entered into between the Company and Thomas M. Joyce, Chairman and CEO of the Company, to extend the term of Mr. Joyce’s employment from May 31, 2005 to December 31, 2005. No other changes were made to the terms of the Employment Agreement.

As previously disclosed in the Company’s 2005 Proxy Statement and April 4, 2005 Form 8-K filing, Mr. Joyce’s cash bonus compensation for 2005 under the Company’s Executive Incentive Plan will be determined based upon the Company’s pre-tax income before certain investment income and the impact of non-operating charges and writedowns.

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statement and Exhibits

(a)    None

(b)    None

(c)    Exhibit 99.1 Amendment to Employment Agreement

The information furnished under Item 1.01, “Entry into a Material Definitive Agreement” and Item 9.01, “Financial Statements and Exhibits” is hereby incorporated by reference. This information, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT CAPITAL GROUP, INC.

Dated: June 2, 2005	By:	/s/ Andrew M. Greenstein
	Name:	Andrew M. Greenstein
	Title:	Director, Associate General Counsel and Assistant Secretary

Exhibit No.	Description
99.1	Amendment to Employment Agreement, dated May 31, 2005, between Thomas M. Joyce and Knight Capital Group, Inc.